Exhibit 10.8(c)

AMENDMENT NO. 2

TO THE

VWR INTERNATIONAL, INC. RETIREMENT PLAN

(As Amended and Restated Effective June 1, 2005)

WHEREAS, VWR International, Inc. (“VWR”) maintains the VWR International, Inc. Retirement Plan (the “Plan”) for the benefit of its selected employees; and

WHEREAS, the Plan was most recently amended and restated effective June 1, 2005, and was subsequently amended by Amendment No. 1, also effective June 1, 2005; and

WHEREAS, VWR desires to amend the Plan to freeze benefit accruals with respect to Teamsters Local Union No. 676, International Brotherhood of Teamsters, AFL-CIO;

NOW, THEREFORE, effective December 1, 2006, the Plan is hereby amended as follows:

1.             Section 1.20 of the Plan is amended to read as follows:

1.20         Freeze Date means May 31, 2005; provided that (i) in the case of a Bridgeport Employee who is not a Grandfathered Participant, “Freeze Date” shall mean November 30, 2006; (ii) in the case of a Grandfathered Participant who is not a Bridgeport Employee, “Freeze Date” shall mean May 31, 2008, or, if earlier, the Grandfathered Participant’s date of Termination; and (iii) in the case of a Bridgeport Employee who is a Grandfathered Participant, “Freeze Date” shall mean April 30, 2009, or, if earlier, the Bridgeport Employee’s date of Termination.

2.             Section 1.24 of the Plan is amended to read as follows:

1.24         Grandfathered Participant means a Participant who is an Eligible Employee as of June 1, 2005, who has at least a ten-year Period of Service as of such date, and the sum of whose age and Period of Service as of such date (in years and completed months) is at least 65.

3.             Section 2.1 of the Plan is amended to read as follows:

2.1           Eligibility for Participation.  No person shall become a Participant under this Plan on or after December 1, 2006.

4.             Section 2.2 of the Plan is amended to read as follows:

2.2           Reemployment After a Termination.  No person who is rehired on or after December 1, 2006, shall commence or resume participation in the Plan.

5.             Section 4.5 of the Plan is amended to read as follows:

4.5           Reemployment After Retirement.

Upon reemployment on or after December 1, 2006, a Participant shall continue to receive retirement benefits, but shall not resume accruing benefits under the Plan.  A Participant other than a Bridgeport Employee who was rehired prior to June 1, 2005, or a Bridgeport Employee who was rehired prior to December 1, 2006, may continue accruing benefits until his or her Freeze Date.

Benefits shall be adjusted to reflect additional accruals (if any) to the extent required by ERISA and the Code.  At the Participant’s subsequent retirement, benefits payable shall be based on his or her total Credited Service and Earnings at the time of subsequent retirement (or the Participant’s Freeze Date, if earlier), and shall be reduced by the Actuarial Equivalent value of benefits previously received by the Participant, except as otherwise provided in Section 5.6.  In no event shall the benefit provided upon subsequent retirement be less than the initial retirement benefit.

IN WITNESS WHEREOF, VWR International, Inc. has caused this Amendment No. 2 to be duly executed this      day of                  , 2006.

Attest:	VWR INTERNATIONAL, INC.

By:

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